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                                                                       EXHIBIT 2



                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/9886
14 May 2003

Sir,

     SUB  : ADVERTISEMENT FOR BOARD MEETING INTIMATION.

     In accordance with the Clause 31c of the Listing Agreement with India Stock Exchanges, please find sent herewith copies of advertisements published in THE FREE PRESS JOURNAL (English) and NAVSHAKTI (Marathi) dated 14 May 2003 to consider the Audited Financial Results for the quarter and year ended on 31 March 2003 and to consider recommending dividend.


Thanking you,

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited


                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To :

1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

2) The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
     497 29 93.

7) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

8) Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

9) Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071

10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
     023. Fax : 267 3199

11)  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1195


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                                  [VSNL LOGO]



                          VIDESH SANCHAR NIGAM LIMITED
       Regd. Office : Videsh Sanchar Bhavan, M.G. Road, Mumbai - 400 001.

                                     NOTICE

Notice is hereby given that a meeting of the Board of Directors of the Company is scheduled to be held on 29 May 2003 to consider audited financial results for the quarter and financial year ended 31 March 2003 and recommendation regarding dividend.


                                                FOR VIDESH SANCHAR NIGAM LIMITED

Place : Mumbai                                      Satish Ranade
Date : 14 May 2003                                  Executive Director (Legal)
                                                             & Company Secretary